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                                                                       Exhibit V












                             ACKNOWLEDGEMENT OF DEBT

                                 BY AND BETWEEN

                            VERN STRANG AS TRUSTEE OF

                              THE FMRC FAMILY TRUST

                                       AND

                                 18056 YUKON INC









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THIS ACKNOWLEDGEMENT OF DEBT is made this 9th day of March two thousand and five
BY AND BETWEEN VERN STRANG AS TRUSTEE OF THE FMRC FAMILY TRUST (hereinafter called "the Debtor" which expression shall include their heirs, executors and administrators) of the one part and, 18056 YUKON INC whose address for service is P O BOX 671, REGENCY COURT, GLATEGNY ESPLANADE, ST PETER PORT, GUERNSEY (hereinafter called the "Lender") of the other part.

WHEREAS
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1.   The Lender has resolved to loan to the Debtor the sum of U.S. $3,825,000
     (three million, eight hundred, and twenty-five thousand United States Dollars).

2. The Lender has agreed to do so on the following conditions that the terms of the loan shall be unsecured, interest free and repayable on demand.

NOW THIS ACKNOWLEDGEMENT OF DEBT WITNESSETH
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1.   That the Debtor hereby acknowledges being indebted to the Lender in the sum of U.S. $3,825,000 (three million, eight hundred, and twenty-five thousand United States Dollars). (hereinafter called "the Debt") which shall include the balance outstanding from time to time.

2.   The debt is interest free.

3. The Debt shall be repayable to the Lender forthwith upon demand in writing or by facsimile message or telephone, confirmed in writing.



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IN WITNESS WHEREOF the Debtor and the Lender have hereunto set their respective
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hands/seal.

Signed by the said
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VERN STRANG AS TRUSTEE OF THE FMRC FAMILY TRUST

in the presence of


/s/ Vern Strang
............................................


/s/ Shirley M. Strang
............................................


............................................


............................................



THE COMMON SEAL OF

18056 YUKON INC

WAS AFFIXED HERETO IN THE PRESENCE OF


/s/ Sharon Ann Parr
....................................DIRECTOR


/s/ Warner Thomas Koller
....................................DIRECTOR